Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH PORTIONS ARE MARKED AS INDICATED WITH BRACKETS (“[***]”) BELOW.

February 14, 2022

To: Issachar Ohana, EVP WW Sales, CEVA, Inc. (the “Company”)

From: Gideon Wertheizer, CEO

2022 Incentive Bonus Plan (“IB Plan”)

This document details the composition for your Incentive Bonus for achieving pre-determined targets for calendar year 2022.

Effective date/terms: The IB Plan is effective from January 1, 2022 through December 31, 2022, unless modified in writing by the CEO. This plan supersedes all prior commission plans. The Company reserves the right to make changes to the IB Plan at any time with or without advance notice and for any reason, to the extent permitted by applicable law. The Company has the sole and absolute right and discretion to determine when incentive compensation under this IB Plan has been earned. All payments under this IB Plan are subject to deductions and withholdings required by applicable law. Nothing in this IB Plan changes your at-will employment status with the Company.

Plan Eligibility: The IB Plan applies to full-time sales personnel. If you resign, your employment is terminated, or you otherwise cease to be an employee of the Company for any reason, you will be eligible to receive payment under the IB Plan based on any revenue amount that is recognized by the Company on or before your last day of employment with the Company. You cannot earn incentive compensation under this IB Plan after your employment with the Company terminates for any reason.

The IB Plan provides incentive compensation for achieving recognized revenue targets within four components:

(A)	Company’s Annual Revenue Target (“CRT”)
(B)	America Annual Revenue Target (“ART”), which excludes revenue from royalties and Hillcrest Labs chip sales.
(C)	Company’s Quarterly Revenue Target (“CQRT”)
(D)	Strategic Accounts License Agreements (“SA”)

For the purposes of the IB Plan, revenue amounts that are “recognized” means bookings that have been invoiced and recognized as revenue by the Company, and paid after the end of an applicable quarter (or interim period ending on your termination of employment, if applicable) within 60 days. For purposes of this IB Plan, “bookings” means the Company has signed a deal with a customer, and such deal is not subject to any refund, chargeback, credit or recoupment by the customer. In the event of any dispute, the Company’s formal, approved and legitimate booking records shall be dispositive evidence, and the determination of booking otherwise by the Company’s board of directors shall be binding absent manifest error.

Exhibit 10.1

CRT & ART Compensation

1. Payment for achieving 100% CRT (subject to additional payment on multiplier): $140,000

-	CRT for Calendar Year 2022 is: $[***]
-	Commission Rate: [***]
-	Commission Multiplier: Will be applied to the commission rate per the matrix below:

Actual Revenue as Percentage of the CRT	Commission Multiplier to be Applied
From 0 to 100%	1.0
From 100% and above	1.5

2. Payment for achieving 100% ART (subject to additional payment on multiplier): $35,000

-	ART for Calendar Year 2022 is: $[***]
-	Commission Rate: [***]
-	Commission Multiplier: Will be applied to the commission rate per the matrix below:

Actual Revenue as Percentage of ART	Commission Multiplier to be Applied
From 0 – 50%	0.5
From 50% -100% (*)	1.0
From 100% and above	1.5

(*) Note: The commission multiplier of 1.0 will be applied for whole actual revenue if it exceeds 50% of the ART. The commission multiplier of 1.5 will be applied only on the portion of the actual revenue that exceeds 100% of ART.

While CRT and ART are based on the Company’s annual targets, the IB Plan payment is calculated on a quarterly basis, with annual targets calculated pro rata for each quarter.

CQRT Compensation

$6,000 payment each quarter based on achievement of the following CQRT:

i.	Q1 $[***]
ii.	Q2 $[***]
iii.	Q3 $[***]
iv.	Q4 $[***]

Exhibit 10.1

Strategic Accounts Compensation

1.	$6,000 for each new license agreement with any company listed under the Strategic Accounts List (below) that meets the following pre-requisites:
-	License agreement includes a licensing fee that is greater than $[***], excluding future or pre-paid royalties.
-	Royalty revenue pricing is set at the lowest bracket of greater than $[***] per CEVA powered chip/device.

Strategic Accounts List:

[***]

2.	$10,000 for each Integrated IP Services agreement that meets the following pre-requisites:
-	License fee and NRE fees greater than $[***], excluding future or pre-paid royalties; and
-	Royalty revenue pricing at the lowest bracket, of greater than $[***] per CEVA powered chip/device or chip unit mark up of greater than $[***] per chip.

Note: No double counting or double payment will apply for the above SA Compensation section.

For booking credit to apply, such bookings must be approved by the Company in questionable deals, i.e., deals in which payment is not made per the applicable license agreement, changes are made to a deal, deal terminations occur or other non-standard deal terms apply.

Payments are calculated on an annual basis, based on bookings that have been invoiced and recognized as revenue by the Company, and are paid as soon as is practically possible.

The total maximum bonus payment due for SA deals will be capped at $42,000 if the annual revenue achieved by the Company is below the CRT, as defined in this IB Plan.

*         *         *

Exhibit 10.1

I have read and understand the 2022 Incentive Bonus Plan. I have received a copy of the plan for my record. I accept the terms and conditions of the IB Plan as outlined above and agree that my incentive compensation will be determined according to these terms and conditions.

/s/ Issachar Ohana	February 17, 2022
Issachar Ohana, EVP Worldwide Sales	Date

/s/ Gideon Wertheizer	February 17, 2022
Gideon Wertheizer, CEO	Date

CC:    Finance

          HR, Employee File

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